Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4, to be filed on or about March 2, 2022, of our report dated February 28, 2022 relating to the consolidated financial statements and schedules, which appear in Universal Insurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission on February 28, 2022.

/s/ Plante & Moran, PLLC

Chicago, Illinois

March 2, 2022